EXHIBIT 99.1

PUMA GLOBAL TRUST NO. 3 AGGREGATE TOTALS FOR THE PERIOD FROM
OCTOBER 1, 2003 TO SEPTEMBER 30, 2004

NOTE INFORMATION

	Class A Notes		Class B Notes
Original Principal Balance of each class of Note at the time of their issue (January 24, 2003)	US$	1,000,000,000	A$	54,000,000
Principal Balance of each class of Note at August 8, 2003	US$	1,000,000,000	A$	54,000,000
Amount applied towards payment of principal on each class of Note during the period from August 8, 2003 to August 8, 2004	US$	365,744,200	A$	0
Principal Balance of each class of Note at August 8, 2004	US$	634,255,800	A$	54,000,000
Note Factor at August 8, 2003		1.000000000		1.000000000
Note Factor at August 8, 2004		0.634255800		1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from August 8, 2003 to August 8, 2004	US$	12,034,314	A$	3,272,778
A$ REDRAW NOTES, A$ SUBORDINATED NOTES
As at September 30, 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued
REDRAW FACILITY
Redraw Facility Principal at the opening of business on August 8, 2003			A$	250,000
Redraw Facility advances made during the period from August 8, 2003 to August 8, 2004			A$	0
Redraw Facility Principal repaid during the period from August 8, 2003 to August 8, 2004			A$	0
Redraw Facility Principal at the close of business on August 8, 2004			A$	250,000
Interest paid on Redraw Facility Principal during the period from August 8, 2003 to August 8, 2004			A$	11,221
PRINCIPAL CASH BALANCE IN AUD
Principal Cash Balance at the opening of business on August 8, 2003			A$	8,965,652
Amounts allocated to Principal Cash Balance during the period from August 8, 2003 to August 8, 2004			A$	0
Amount of Principal Cash Balance allocated to collections during the period from August 8, 2003 to August 8, 2004			A$	3,180,642
Principal Cash Balance at August 8, 2004			A$	5,785,010
INCOME RESERVE IN AUD
Income Reserve at the opening of business on August 8, 2003			A$	0
Amounts allocated to Income Reserve during the period from August 8, 2003 to August 8, 2004			A$	0
Amount of Income Reserve allocated to collections during the period from August 8, 2003 to August 8, 2004			A$	0
Income Reserve at August 8, 2004			A$	0
COLLECTION INFORMATION IN AUD
Collections (1) received by the Trustee during the period from August 8, 2003 to August 8, 2004			A$	746,537,649
Less : Principal Cash Balance at August 8, 2004			A$	5,785,010
Less : Income Reserve at August 8, 2004			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from August 8, 2003 to August 8, 2004			A$	740,752,639
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from August 8, 2003 to August 8, 2004			A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from August 8, 2003 to August 8, 2004			A$	104,623,326

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 8, 2003 to August 8, 2004			A$	636,129,313

Principal Collections (net of redraws) received by the Trustee during the period from August 8, 2003 to August 8, 2004			A$	636,129,313
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from August 8, 2003 to August 8, 2004			A$	0
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from August 8, 2003 to August 8, 2004			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from August 8, 2003 to August 8, 2004			A$	636,129,313

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from August 8, 2003 to August 8, 2004			US$	365,774,200

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2004

Amount of mortgage insurance claims made:	A$	29,450
Amount of mortgage insurance claims paid:	A$	0
Amount of mortgage insurance claims pending:	A$	29,450
Amount of mortgage insurance claims denied:	A$	0

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